Exhibit 10.8
Base Contract for Sale and Purchase of Natural Gas-EOG
This Base Contract is entered into as of the fallowing date: October 9, 2003. The parties to this Base Contract are the following;

WPS Energy Services, Inc.	and	Enervest Operating L.L.C. / CGAS Exploration, Inc.
1088 Springhurst Drive, Green Bay, WI 54304		300 Capital Street, Suite 700, Charleston, WV 25301
Duns Number: 84-173-9824		Duns Number: 00-477-3552
U.S. Federal Tax ID Number: 39-1802356		U.S. Federal Tax ID Number: 31-4367248

Notices:
WPS Energy Services, Inc. dba FSG Energy Services, Inc.
Attn: Judy Fitz		Attn: Ken Mariani
Phone: (614) 846-7888 x 225	Fax: (614) 846-7833	Phone: 304-343-5505	Fax: 304-343-5525
Cc: Contract Administration
Fax: (920) 617-6182

Confirmations:
WPS Energy Services, Inc. dba FSG Energy Services, Inc.
Attn: Judy Fitz
Phone: (614) 846-7888 x 225	Fax: (614) 846-7833
Cc: Contract Administration		Attn: Ken Mariani
Phone: (920) 617-6067	Fax: (920) 617-6070	Phone: 304-343-5505	Fax: 304-343-5525

Invoices and Payments:
WPS Energy Services, Inc.
Attn: Credit Manager		Attn: Ken Mariani
1088 Springhurst Drive, Green Bay, WI 54304
Phone: (920) 617-6019 Fax: (920) 617-6070		Phone: 304-343-5505	Fax: 304-343-5525

Wire Transfer or ACH Numbers (if applicable):
BANK: U.S. Bank	BANK: Bank One of Columbus
ABA: 075000022	ABA: 044000037
ACCT: 121740451	ACCT: 98-1877904
Other Details: ___________________	Other Details: ______________
This Base Contract incorporates by reference for all purposes the General Terms and Conditions for Sale and Purchase of Natural Gas published by the North American Energy Standards Board. The parties hereby agree to the following provisions offered in said General Terms and Conditions. In the event the parties fail to check a box, the specified default provision shall apply. Select only one box from each section:

Section 1.2	X	Oral (default)	Section 7.2	X 15th Day of after receipt of Natural Gas
Transaction	☐	Written	Payment Date	Payment Statement
Procedure				☐ _____ Day of Month following Month of
delivery

Section 2.5	X	2 Business Days after receipt (default)	Section 7.2	☐ Wire transfer (default)
Confirm	☐	Business Days after receipt	Method of	☐ Automated Clearinghouse Credit (ACH)
Deadline			Payment	X Check

Section 2.6	☐	Seller (default)	Section 7.7	X Netting applies (default)
Confirming	☐	Buyer	Netting	☐ Netting does not apply
Party	X	WPS Energy Services, Inc.

Section 3.2	☐	Cover Standard (default)	Section 10.3.1	X Early Termination Damages Apply (default)
Performance	X	Spot Price Standard	Early Termination	☐ Early Termination Damages Do Not Apply
Obligation			Damages

			Section 10.3.2	X Other Agreement Setoffs Apply (default)
Note: The following Spot Price Publication applies to both			Other Agreement	☐ Other Agreement Setoffs Do Not Apply
of the immediately preceding.			Setoffs

Section 2.26	X Index price listed in Inside FERC’s Gas		Section 14.5
Spot Price	Market Report. for deliveries by Dominion Publication Transmission Inc. to Appalachia, in the table ‘Prices of spot gas delivered to pipeline’, for the second month after the delivery month multiplied by the BTU factor as it may be amended by DEOG from time to time. (Until amended, BTU factor is 1.106) ☐		Choice Of Law	Ohlo

Section 6	X Buyer Pays At and After Delivery Point		Section 14.10	X Confidentiality applies (default)
Taxes	(default)		Confidentiality	☐ Confidentiality does not apply

Copyright © 2002 North American Energy Standards Board, Inc.	NAESB Standard 6.3.1
All Rights Reserved	April 19, 2002

                      ☐    Seller Pays Before and At Delivery Point
X Special Provisions Number of sheets attached:
X Addendum(s):                      “The attached Addendum is incorporated into this bass contract”
IN WITNESS WHEREOF, the parties hereto have executed this Base Contract in duplicate.

WPS ENERGY SERVICES, INC.		ENERVEST OPERATING LL.C. / CGAS EXPLORATION, Inc.

BY:	/s/ Darrell Bragg	By:	Keneth Mariaw

Name: Darrell Bragg		Name: Keneth Mariaw
Title: VICE PRESIDENT		Title: Exe Up-Explorator
General Terms and Conditions
Base Contract for Sale and Purchase of Natural Gas
SECTION 1. PURPOSE AND PROCEDURES
1.1. These General Terms and Conditions are intended to facilitate purchase and sale transactions of Gas on a Firm or interruptible basis. “Buyer” refers to the party receiving Gas and “Seller” refers to the party delivering Gas. The entire agreement between the parties shall be the Contract as defined in Section 2.7

The parties have selected either the “Oral Transaction Procedure” or the “Written Transaction Procedure” as indicated on the Base Contract.

Oral Transaction Procedure:

1.2. The parties will use the following Transaction Confirmation procedure. Any Gas purchase and sale transaction may be effectuated in an EDI transmission or telephone conversation with the offer and acceptance constituting the agreement of the parties. The parties shall be legally bound from the time they so agree to transaction terms and may each rely thereon. Any such transaction shall be considered a “writing” and to have been “signed”. Notwithstanding the foregoing sentence, the parties agree that Confirming Party shall, and the other party may, confirm a telephonic transaction by sending the other party a Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means within three Business Days of a transaction covered by this Section 1,2 (Oral Transaction Procedure) provided that the failure to send Transaction Confirmation shall not invalidate the oral agreement of the parties. Confirming Party adopts its confirming letterhead, or the like, as its signature on any Transaction Confirmation as the identification and authentication of Confirming Party, If the Transaction Confirmation contains any provisions other than those relating to the commercial terms of the transaction (i.e., price, quantity, performance obligation, delivery point, period of delivery and/or transportation conditions), which modify or supplement the Base Contract or General Terms and Conditions of this Contract (e.g., arbitration or additional representations and warranties), such provisions shall not be deemed to be accepted pursuant to Section 1.3 but must be expressly agreed to by both parties; provided that the foregoing shall not invalidate any transaction agreed to by the parties,

Written Transaction Procedure:

1.2. The parties will use the following Transaction Confirmation procedure. Should the parties come to an agreement regarding a Gas purchase and sales transaction for a particular Delivery Period, the Confirming Party shall, and the other party may, record that agreement on a Transaction Confirmation and communicate such Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means, to the other party by the close of the Business Day fallowing the date of agreement, The parties acknowledge that their agreement will not be binding until the exchange of nonconflicting Transaction Confirmations or the passage of the Confirm Deadline without objection from the receiving party, as provided in Section 1.3.
1.3. If a sending party’s Transaction Confirmation is materially different from the receiving party’s understanding of the agreement referred to in Section 1.2, such receiving party shall notify the sending party via facsimile, EDI or mutually agreeable electronic means by the Confirm Deadline, unless such receiving party has previously sent a Transaction Confirmation to the sending party. The failure of the receiving party to so notify the sending party in writing by the Confirm Deadline constitutes the receiving party’s agreement to the terms of the transaction described in the sending party’s Transaction Confirmation. If there are any material differences between timely sent Transaction Confirmations governing the same transaction, then neither Transaction Confirmation shall be binding until or unless such differences are resolved including the use of any evidence that clearly resolves the differences in the Transaction Confirmations. In the event of a conflict among the terms of (i) a binding Transaction Confirmation pursuant to Section 1.2, (ii) the oral agreement of the parties which may be evidenced by a recorded conversation, where the parties have selected the Oral Transaction Procedure of the Base Contract, (iii) the Base Contract, and (iv) these General Terms and Conditions, the terms of the documents shall govern in the priority listed in this sentence.
1.4. The parties agree that each party may electronically record all telephone conversations with respect to this Contract between their respective employees, without any special or further notice to the other party. Each party shall obtain any necessary consent of its agents and employees to such recording. Where the parties have selected the Oral Transaction Procedure in Section 1.2 of the Base Contract, the parties agree not to contest the validity or enforceability of telephonic recordings entered into in accordance with the requirements of this Base Contract. However, nothing herein shall be construed as a waiver of any objection to the admissibility of such evidence.

Copyright © 2002 North American Energy Standards Board All Rights Reserved	NAESB Standards 6.3.1 April 19, 2002

SECTION 2. DEFINITIONS
The terms set forth below shall have the meaning ascribed to them below. Other terms are also defined elsewhere in the Contract and shall have the meanings ascribed to them herein.
2.1.     “Alternative Damages” shall mean such damages, expressed in dollars or dollars per MMBtu, as the parties shall agree upon in the Transaction Confirmation, in the event either Seller or Buyer fails to perform a Film obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer.
2.2.     “Base Contract” shall mean a contract executed by the parties that incorporates these General Terms and Conditions by reference; that specifies the agreed selections of provisions contained herein; and that sets forth other information required herein and any Special Provisions and addendum(s) as identified on page one.
2.3.      “British thermal unit” or “Btu” shall mean the International BTU, which is also called the Btu (IT).
2.4.      “Business Day” shall mean any day except Saturday, Sunday or Federal Reserve Bank holidays.
2.5.      “Confirm Deadline” shall mean 5:00 p.m. in the receiving party’s time zone on the second Business Day following the Day a Transaction Confirmation is received or, If applicable, on the Business Day agreed to by the parties in the Base Contract; provided, if the Transaction Confirmation is time stamped after 5:00 p.m. in the receiving party’s time zone, it shall be deemed received at the opening of the next Business Day.
2.6.      “Confirming Party” shall mean the party designated in the Base Contract to prepare and forward Transaction Confirmations to the other party.
2.7.      “Contract” shall mean the legally-binding relationship established by (i) the Base Contract, (ii) any and all binding Transaction Confirmations and (iii) where the parties have selected the Oral Transaction Procedure in Section 1.2 of the Base Contract, any and all transactions that the parties have entered into through and EDI transmission or by telephone, but that have not been confirmed in a binding Transaction Confirmation.
2.8.      “Contract Price” shall mean the amount expressed in U.S. Dollars per MMBtu to be paid by Buyer to Seller for the purchase of Gas as agreed to by the parties in a transaction.
2.9.      “Contract Quantity” shall mean the quantity of Gas to be delivered and taken as agreed to by the parties in a transaction.
2.10.      “Cover Standard”, as referred to in Section 3.2, shall mean that if there is an unexcused failure to take or deliver any quantity of Gas pursuant to this Contract, then the performing party shall use commercially reasonable efforts to (i) if Buyer is the performing party, obtain Gas, (or an alternate fuel if elected by Buyer and replacement Gas is not available), or (ii) if Seller is the performing party, sell Gas, in either case, at a price reasonable for the delivery or production area, as applicable, consistent with: the amount of notice provided by the nonperforming party; the immediacy of the Buyer’s Gas consumption needs or Seller’s Gas sales requirements, as applicable; the quantities involved; and the anticipated length of failure by the nonperforming party.
2.11.      “Credit Support Obligation(s)” shall mean any obligation(s) to provide or establish credit support for, or on behalf of, a party to this Contract such as an irrevocable standby letter of credit, a margin agreement, a prepayment, a security interest in an asset, a performance bond, guarantee, or other good and sufficient security of continuing nature.
2.12.      “Day” shall mean a period of 24 consecutive hours, coextensive with a “day” as defined by the Receiving Transporter in a particular transaction.
2.13.      “Delivery Period” shall be the period during which deliveries are to be made as agreed to by the parties in a transaction.
2.14.      “Delivery Point(s)” shall mean such point(s) as are agreed to by the parties in a transaction.
2.15.      “EDI” shall mean an electronic data interchange pursuant to an agreement entered into by the parties, specifically relating to the communication of Transaction Confirmations under this Contract.
2.16.      “EFP” shall mean the purchase, sale or exchange of natural Gas as the “physical” side of an exchange for physical transaction involving gas futures contracts. EFP shall incorporate the meaning and remedies of “Firm”, provided that a party’s excuse for nonperformance of its obligations to deliver or receive Gas will be governed by the rules of the relevant futures exchange regulated under the Commodity Exchange Act.
2.17.      “Firm” shall mean that either party may interrupt its performance without liability only to the extent that such performance is prevented for reasons of Force Majeure; provided, however, that during Force Majeure interruptions, the party invoking Force Majeure may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by the Transporter.
2.18.      “Gas” shall mean any mixture of hydrocarbons and noncombustible gases in a gaseous state consisting primarily of methane.
2.19.      “Imbalance Charges” shall mean any fees, penalties, costs or charges (in cash or in kind) assessed by a Transporter for failure to satisfy the Transporter’s balance and/or nomination requirements.
2.20.      “Interruptible” shall mean that either party may interrupt its performance at any time for any reason, whether or not caused by an event of Force Majeure, with no liability, except such interrupting party may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by Transporter.
2.21.     “MMBtu” shall mean one million British thermal units, which is equivalent to one dekatherm.

Copyright © 2002 North American Energy Standards Board, Inc.	NAESB Standard 6.3.1
All Rights Reserved	April 19, 2002

2.22. “Month” shall mean the period beginning on the first Day of the calendar month and ending immediately prior to the commencement of the first Day of the next calendar month.
2.23. “Payment Date” shall mean a date, as indicated on the Base Contract, on or before which payment is due Seller for Gas received by Buyer in the previous Month.
2.24. “Receiving Transporter” shall mean the Transporter receiving Gas at a Delivery Point, or absent such receiving Transporter,the Transporter delivering Gas at a Delivery Point.
2.25. “Scheduled Gas” shall mean the quantity of Gas confirmed by Transporter(s) for movement, transportation or management.
2.26. “Spot Price” as referred to in Section 3.2 shall mean the price listed in the publication indicated on the Base Contract, under the listing applicable to the geographic location closest in proximity to the Delivery Point(s) for the relevant Day; provided, if there is no single price published for such location for such Day, but there is published a range of prices, then the Spot Price shall be the average of such high and low prices. If no price or range of prices is published for such Day, then the Spot Price shall be the average of the following: (i) the price (determined as stated above) for the first Day for which a price or range of prices is published that next precedes the relevant Day; and (ii) the price (determined as stated above) for the first Day for which a price or range of prices is published that next follows the relevant Day.
2.27. “Transaction Confirmation” shall mean a document, similar to the form of Exhibit A, setting forth the terms of a transaction formed pursuant to Section 1 for a particular Delivery Period.
2.28. “Termination Option” shall mean the option of either party to terminate a transaction in the event that the other party fails to perform a Firm obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer for a designated number of days during a period as specified on the applicable Transaction Confirmation.
2.29. “Transporter(s)” shall mean all Gas gathering or pipeline companies, or local distribution companies, acting in the capacity of a transporter, transporting Gas for Seller or Buyer upstream or downstream, respectively, of the Delivery Point pursuant to a particular transaction.
SECTION 3. PERFORMANCE OBLIGATION
3.1. Seller agrees to sell and deliver, and Buyer agrees to receive and purchase, the Contract Quantity for a particular transaction in accordance with the terms of the Contract. Sales and purchases will be on a Firm or Interruptible basis, as agreed to by the parties in a transaction.
The parties have selected either the “Cover Standard” or the “Spot Price Standard” as indicated on the Base Contract.
Cover Standard:
3.2. The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the positive difference, if any, between the purchase price paid by Buyer utilizing the Cover Standard and the Contract Price, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller for such Day(s); or (ii) in the event of a breach by Buyer on any Day(s),payment by Buyer to Seller in the amount equal to the positive difference, if any, between the Contract Price and the price received by Seller utilizing the Cover Standard for the resale of such Gas, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually taken by Buyer for such Day(s); or (iii) in the event that Buyer has used commercially reasonable efforts to replace the Gas or Seller has used commercially reasonable efforts to sell the Gas to a third party, and no such replacement or sale is available, then the sole and exclusive remedy of the performing party shall be any unfavorable difference between the Contract Price and the Spot Price, adjusted for such transportation to the applicable Delivery Point, multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller and received by Buyer for such Day(s). Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party’s invoice, which shall set forth the basis upon which such amount was calculated.
Spot Price Standard:
3.2. The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the Contract Price from the Spot Price; or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in an, amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s). multiplied by the positive difference, if any, obtained by subtracting the applicable Spot Price from the Contract Price. Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party’s invoice, which shall set forth the basis upon which such amount was calculated.
3.3. Notwithstanding Section 3.2., the parties may agree to Alternative Damages in a Transaction Confirmation executed in writing by both parties.

Copyright © 2002 North American Energy Standards Board, Inc. All Rights Reserved	NAESB Standard 6.3.1 April 19, 2002

3.4. In addition to Sections 3.2 and 3.3, the parties may provide for a Termination Option in a Transaction Confirmation executed in writing by both parties. The Transaction Confirmation containing the Termination Option will designate the length of nonperformance triggering the Termination Option and the procedures for exercise thereof, how damages for nonperformance will be compensated, and how liquidation costs will be calculated.
SECTION 4. TRANSPORTATION, NOMINATIONS, AND IMBALANCES
4.1. Seller shall have the sole responsibility for transporting the Gas to the Delivery Point(s), Buyer shall have the sole responsibility for transporting the Gas from the Delivery Point(s),
4.2. The parties shall coordinate their nomination activities, giving sufficient time to meet the deadlines of the affected Transporter(s), Each party shall give the other party timely prior Notice, sufficient to meet the requirements of all Transporter(s) involved in the transaction, of the quantities of Gas to be delivered and purchased each Day. Should either party become aware that actual deliveries at the Delivery Point(s) are greater or lesser than the Scheduled Gas, such party shall promptly notify the other party.
4.3. The parties shall use commercially reasonable efforts to avoid imposition of any Imbalance Charges, if Buyer or Seller receives an invoice from a Transporter that includes Imbalance Charges, the parties shall determine the validity as well as the cause of such Imbalance Charges. If the Imbalance Charges were incurred as a result of Buyer’s receipt of quantities of Gas greater than or less than the Scheduled Gas,then Buyer shall pay for such imbalance Charges or reimburse Seller for such Imbalance Charges paid by Seller. If the Imbalance Charges were incurred as a result of Seller’s delivery of quantities of Gas greater than or less than the Scheduled Gas, then Seller shall pay for such imbalance Charges or reimburse Buyer for such Imbalance Charges paid by Buyer.
SECTION 5. QUALITY AND MEASUREMENT
All Gas delivered by Seller shall meet the pressure, quality and heat content requirements of the Receiving Transporter. The unit of quantity measurement far purposes of this Contract shall be one MMBtu dry. Measurement of Gas quantities hereunder shall be in accordance with the established procedures of the Receiving Transporter.
SECTION 6. TAXES
The parties have selected either “Buyer Pays At and After Delivery Point” or “Seller Pays Before and At Delivery Point” as indicated on the Base Contract.
Buyer Pays At and After Delivery Point:
Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges Imposed by any government authority (“Taxes”) on or with respect to the Gas prior to the Delivery Point(s), Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas at the Delivery Point(s) and all Taxes after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party’s responsibility here under, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.
Sailer Pays Before and At Delivery Point:
Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority (“Taxes”) on or with respect to the Gas prior to the Delivery Point(s) and all Taxes at the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party’s responsibility here under, the party responsible for such. Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.
SECTION 7. BILLING, PAYMENT, AND AUDIT
7.1. Seller shall invoice Buyer for Gas delivered and received in the preceding Month and for any other applicable charges, providing supporting documentation acceptable in industry practice to support the amount charged, If the actual quantity delivered is not known by the billing date, billing will be prepared based on the quantity of Scheduled Gas. The Invoiced quantity will then be adjusted to the actual quantity on the following Month’s billing or as soon thereafter as actual delivery information is available.
7.2. Buyer shall remit the amount due under Section 7.1 in the manner specified in the Base Contract, in immediately available funds, on or before the later of the Payment Date or 10 Days after receipt of the invoice by Buyer; provided that if the Payment Date is not a Business Day, payment is due on the next Business Day following that date. In the event any payments are due Buyer hereunder, payment to Buyer shall be made in accordance with this Section 7.2.
7.3. In the event payments become due pursuant to Sections 3.2 or 3.3, the performing party may submit an invoice to the nonperforming party for an accelerated payment setting forth the basis upon which the invoiced amount was calculated. Payment from the nonperforming party will be due five Business Days after receipt of invoice,
7.4. If the invoiced party, in good faith, disputes the amount of any such invoice or any part thereof, such invoiced party will pay such amount as it concedes to be correct; provided, however, if the invoiced party disputes the amount due, it must provide supporting documentation acceptable in industry practice to support the amount paid or disputed. In the event the parties are unable to resolve such dispute, either party may pursue any remedy available at law or in equity to enforce its rights pursuant to this Section,
7.5. If the invoiced party falls to remit the full amount payable when due, interest on the unpaid portion shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

Copyright © 2002 North American Energy Standards Board, Inc. All Rights Reserved	NAESB Standard 6.3.1 April 19, 2002

7.6. A party shall have the right, at its own expense, upon reasonable Notice and at reasonable times, to examine and audit and to obtain copies of the relevant portion of the books, records, and telephone recordings of the other party only to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under the Contract This right to examine, audit, and to obtain copies shall not be available with respect to proprietary information not directly relevant to transactions under this Contract. All invoices and billings shall be conclusively presumed final and accurate and all associated claims for under- or overpayments shall be deemed waived unless such invoices or billings are objected to in writing, with adequate explanation and/or documentation, within two years after the Month of Gas delivery. All retroactive adjustments under Section 7 shall be paid in full by the party owing payment within 30 Days of Notice and substantiation of such inaccuracy,
7.7. Unless the parties have elected on the Base Contract not to make this Section 7.7 applicable to this Contract, the parties shall net all undisputed amounts due and owing, and/or past due, arising under the Contract such that the party owing the greater amount shall make a single payment of the net amount to the other party in accordance with Section 7; provided that no payment required to be made pursuant to the terms of any Credit Support Obligation or pursuant to Section 7.3 shall be subject to netting under this Section. If the parties have executed a separate netting agreement, the terms and conditions therein shall prevail to the extent inconsistent herewith.
SECTION 8. TITLE, WARRANTY, AND INDEMNITY
8.1. Unless otherwise specifically agreed, title to the Gas shall pass from Seller to Buyer at the Delivery Point(s). Seller shall have responsibility for and assume any liability with respect to the Gas prior to its delivery to Buyer at the specified Delivery Point(s). Buyer shall have responsibility for and any liability with respect to said Gas after its delivery to Buyer at the Delivery Point(s).
8.2. Seller warrants that it will have the right to convey and will transfer good and merchantable title to all Gas sold hereunder and delivered by it to Buyer, free and clear of all liens, encumbrances, and claims. EXCEPT AS PROVIDED IN THIS SECTION 8.2 AND IN SECTION 14.8, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE, ARE DISCLAIMED.
8.3. Seller agrees to indemnify Buyer and save it harmless from all losses, liabilities or claims including reasonable attorneys’ fees and costs of court (“Claims”), from any and all persons, arising from or out of claims of title, personal injury or property damage from said Gas or other charges thereon which attach before title passes to Buyer. Buyer agrees to indemnify Seller and save it harmless from all Claims, from any and all persons, arising from or out of claims regarding payment, personal injury or property damage from said Gas or other charges thereon which attach after title passes to Buyer
8.4. Notwithstanding the other provisions of this Section 8, as between Seller and Buyer, Seller will be liable for all Claims to the extent that such arise from the failure of Gas delivered by Seller to meet the quality requirements of Section 5.
SECTION 9. NOTICES
9.1. All Transaction Confirmations, invoices, payments and other communications made pursuant to the Base Contract (“Notices”)shall be made to the addresses specified in writing by the respective parties from time to time.
9.2. All Notices required hereunder may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.
9.3. Notice shall be given when received on a Business Day by the addressee. In the absence of proof of the actual receipt date,the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending party’s receipt of its facsimile machine’s confirmation of successful transmission. If the day on which such facsimile is received is not a Business Day or is after five p.m. on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day. Notice by overnight mail or courier shall be deemed to have been received or the next Business Day after it was sent or such earlier time as is confirmed by the receiving party. Notice via first class mail shall be considered delivered five Business Days after mailing.
SECTION 10. FINANCIAL RESPONSIBILITY
10.1. If either party (“X”) has reasonable grounds or insecurity regarding the performance of any obligation under this Contract (whether or not then due) by the other party (“Y”) (including, without limitation, the occurrence of a material change in the creditworthiness of Y), X may demand Adequate Assurance of Performance. “Adequate Assurance of Performance” shall mean sufficient security in the form, amount and for the term reasonably acceptable to X, including, but not limited to, a standby irrevocable letter, of credit, a prepayment, a security interest in an asset or a performance bond or guaranty (including the issuer of any such security).
10.2. In the event (each an “Event of Default”) either party (the “Defaulting Party”) or its guarantor shall: (i) make an assignment or any general arrangement for the benefit of creditors; (ii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iii) otherwise become bankrupt or insolvent (however evidenced); (iv) be unable to pay its debts as they fall due; (v) have a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets; (vi) fail to perform any obligation to the other party with respect to any Credit Support Obligations relating to the Contract; (vii) fail to give Adequate Assurance of Performance under Section 10.1 within 48 hours but at least one Business Day of a written request by the other party; or (viii) not have paid any amount due the other party hereunder on or before the second Business Day following written Notice that such payment is due; then the other party (the “Non-Defaulting Party”) shall have the right, at its sole election, to immediately withhold and/or suspend deliveries or payments upon Notice and/or to terminate and liquidate

Copyright © 2002 North American Energy Standards Board, Inc. All Rights Reserved	NAESB Standard 6.3.1 April 19, 2002

the transactions under the Contract, in the manner provided in Section 10.3. in addition to any and all other remedies available hereunder.
10.3. If an Event of Default has occurred and is continuing, the Non-Defaulting Party shall have the right, by Notice to the Defaulting Party, to designate a Day, no earlier than the Day such Notice is given and no later than 20 Days after such Notice is given, as an early termination date (the “Early Termination Date”) for the liquidation and termination pursuant to Section 10.3.1 of all transactions under the Contract, each a “Terminated Transaction”. On the Early Termination Date, all transactions will terminate, other than those transactions, if any, that may not be liquidated and terminated, under applicable law or that are, in the reasonable opinion of the Non- Defaulting Party, commercially impracticable to liquidate and terminate (“Excluded Transactions”), which Excluded Transactions must be liquidated and terminated as soon thereafter as is reasonably practicable, and upon termination shall be a Terminated Transaction and be valued consistent with Section 10.3.1 below. With respect to each Excluded Transaction, its actual termination date shall be the Early Termination Dale for purposes of Section 10.3.1.
The parties have selected either “Early Termination Damages Apply” or “Early Termination Damages Do Not Apply” as indicated on the Base Contract.
Early Termination Damages Apply:
     10.3.1. As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, (i) the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract and (ii) the Market Value, as defined below, of each Terminated Transaction. The Non-Defaulting Party shall (x) liquidate and accelerate each Terminated Transaction at its Market Value, so that each amount equal to the difference between such Market Value and the Contract Value, as defined below, of such Terminated Transaction(s) shall be due to the Buyer under the Terminated Transaction(s) if such Market Value exceeds the Contract Value and to the Seller if the opposite is the case; and (y) where appropriate, discount each amount then due under clause (x) above to present value in a commercially reasonable manner as of the Early Termination Date (to take account of the period between the date of liquidation and the date on which such amount would have otherwise been due pursuant to the relevant Terminated Transactions).
For purposes of this Section 10.3.1. “Contract Value” means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the Contract Price, and “Market Value” rneans the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the market price for a similar transaction at the Delivery Point determined by the Non-Defaulting Party in a commercially reasonable manner. To ascertain the Market Value, the Non-Defaulting Party may consider, among other valuations, any or all of the settlement prices of NYMEX Gas futures contracts, quotations from leading dealers in energy swap contracts or physical gas trading markets, similar sales or purchases and any other bona fide third-party offers, all adjusted for the length of the term and differences in transportation costs. A party shall not be required to enter into a replacement transaction(s) in order to determine the Market Value. Any extension(s) of the term of a transaction to which parties are not bound as of the Early Termination Date (including but not limited to “evergreen provisions”) shall not be considered in determining Contract Values and Market Values, For the avoidance of doubt, any option pursuant to which one party has the right to extend the term of a transaction shall be considered in determining Contract Values and Market Values, The rate of interest used in calculating net present value shall be determined by the Non-Defaulting Party in a commercially reasonable manner.
Early Termination Damages Do Not Apply:
     10.3.1. As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract.
The parties have selected either “Other Agreement Setoffs Apply” or “Other Agreement Setoffs Do Not Apply” as indicated on the Base Contract.
Other Agreement Setoffs Apply:
     10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the “Net Settlement Amount”). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff (i) any Net Settlement Amount owed to the Non-Defaulting Party against any margin or other collateral held by it in connection with any Credit Support Obligation relating to the Contract; or (ii) any Net Settlement Amount payable to the Defaulting Party against any amount(s) payable by the Defaulting Party to the Non-Defaulting Party under any other agreement or arrangement between the parties.
Other Agreement Setoffs Do Not Apply:
     10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the “Net Settlement Amount”). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff any Net Settlement Amount owed to the Non-Defaulting Party against any margin or other collateral held by it in connection with any Credit Support Obligation relating to the Contract.

Copyright © 2002 North American Energy Standards Board All Rights Reserved	NAESB Standards 6.3.1 April 19, 2002

     10.3.3. If any obligation that is to be included in any netting, aggregation or setoff pursuant to Section 10.3.2 is unascertained, the Non-Defaulting party may in good faith estimate that obligation and net, aggregate or setoff, as applicable, in respect of the estimate, subject to the Non-Defaulting Party accounting to the Defaulting Party when the obligation is ascertained. Any amount not then due which is included in any netting, aggregation or setoff pursuant to Section 10.3.2 shall be discounted to net present value in a commercially reasonable manner determined by the Non-Defaulting Party.
10.4. As soon as practicable after a liquidation. Notice shall be given by the Non-Defaulting Party to the Defaulting Party of the Net Settlement Amount, and whether the Net Settlement Amount is due to or due from the Non-Defaulting Party, The Notice shall include a written statement explaining in reasonable detail the calculation of such amount, provided that failure to give such Notice shall not affect the validity or enforceability of the liquidation or give rise to any claim by the Defaulting Party against the Non-Defaulting Party. The Net Settlement Amount shall be paid by the close of business on the second Business Day following such Notice, which date shall not be earlier than the Early Termination Date. Interest on any unpaid portion of the Net Settlement Amount shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.
10.5. The parties agree that the transactions hereunder constitute a “forward contract” within the meaning of the United States Bankruptcy Code and that Buyer and Seller are each “forward contract merchants” within the meaning of the United States Bankruptcy Code.
10.6. The Non-Defaulting Party’s remedies under this Section 10 are the sole and exclusive remedies of the Non-Defaulting Party with respect to the occurrence of any Early Termination Date. Each party reserves to itself all other rights, setoffs, counterclaims and other defenses that it is or may be entitled to arising from the Contract.
10.7. With respect to this Section 10, if the parties have executed a separate netting agreement with close-out netting provisions, the terms and conditions therein shall prevail to the extent inconsistent herewith.
SECTION 11. FORCE MAJEURE
11.1. Except with regard to a party’s obligation to make payment(s) due under Section 7, Section 10.4, and Imbalance Charges under Section 4, neither party shall be liable to the other for failure to perform a Firm obligation, to the extent such failure was caused by Force Majeure. The term “Force Majeure” as employed herein means any cause not reasonably within the control of the party claiming suspension, as further defined in Section 11.2.
11.2. Force Majeure shall include, but not be limited to, the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic region, such as low temperatures which cause freezing or failure of wells or lines of pipe; (iii) interruption and/or curtailment of Firm transportation and/or storage by Transporters; (iv) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, insurrections or wars; and (v) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, regulation, or policy having the effect of law promulgated by a governmental authority having jurisdiction. Seller and Buyer shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance.
11.3. Neither party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected by any or all of the following circumstances: (i) the curtailment of interruptible or secondary Firm transportation unless primary, in-path, Firm transportation is also curtailed; (ii) the party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; or (iii) economic hardship, to include, without limitation, Seller’s ability to sell Gas at a higher or more advantageous price than the Contract Price, Buyer’s ability to purchase Gas at a lower or more advantageous price than the Contract Price, or a regulatory agency disallowing, in whole or in part, the pass through of costs resulting from this Agreement; (iv) the loss of Buyer’s market(s) or Buyer’s inability to use or resell Gas purchased hereunder, except, in either case, as provided in Section 11.2. or (v) the loss or failure of Seller’s gas supply or depletion of reserves, except, in either case, as provided in Section 11.2. The party claiming Force Majeure shall not be excused from its responsibility for Imbalance Charges.
11.4. Notwithstanding anything to the contrary herein, the parties agree that the settlement of strikes, lockouts or other industrial disturbances shall be within the sole discretion of the party experiencing such disturbance.
11.5. The party whose performance is prevented by Force Majeure must provide Notice to the other party. Initial Notice may be given orally; however, written Notice with reasonably full particulars of the event or occurrence is required as soon as reasonably possible. Upon providing written Notice of Force Majeure to the other party, the affected party will be relieved of its obligation, from the onset of the Force Majeure event, to make or accept delivery of Gas. as applicable, to the extent and for the duration of Force Majeure, and neither party shall be deemed to have failed in such obligations to the other during such occurrence or event.
11.6. Notwithstanding Sections 11.2 and 11.3, the parties may agree to alternative Force Majeure provisions in a Transaction Confirmation executed in writing by both parties.
SECTION 12. TERM
This Contract may be terminated on 30 Day’s written Notice, but shall remain in effect until the expiration of the latest Delivery Period of any transaction(s). The rights of either party pursuant to Section 7.6 and Section 10, the obligations to make payment hereunder, and the obligation of either party to indemnify the other, pursuant hereto shall survive the termination of the Base Contract or any transaction.

Copyright © 2002 North American Energy Standards Board, Inc. All Rights Reserved	NAESB Standard 6.3.1 April 19, 2002

SECTION 13. LIMITATIONS
FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY. A PARTY’S LIABILITY HEREUNDER SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, A PARTY’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. SUCH DIRECT ACTUAL DAMAGES SHALL SE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO INCLUDING THE NEGLIGENCE OF ANY PARTY. WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.
SECTION 14. MISCELLANEOUS
14.1. This Contract shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, and heirs of the respective parties hereto, and the covenants, conditions, rights and obligations of this Contract shall run for the full term of this Contract. No assignment of this Contract, in whole or in part, will be made without the prior written consent of the non-assigning party (and shall not relieve the assigning party from liability hereunder), which consent will not be unreasonably withheld or delayed; provided, either party may (i) transfer, sell, pledge, encumber, or assign this Contract or the accounts, revenues, or proceeds hereof in connection with any financing or other financial arrangements, or (ii) transfer its interest to any parent or affiliate by assignment, merger or otherwise without the prior approval of the other party. Upon any such assignment, transfer and assumption, the transferor shall remain principally liable for and shall not be relieved of or discharged from any obligations hereunder.
14.2. If any provision in this Contract is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Contract.
14.3. No waiver of any breach of this Contract shall be held to be a waiver of any other or subsequent breach.
14.4. This Contract sets forth all understandings between the parties respecting each transaction subject hereto, and any prior contracts, understandings and representations, whether oral or written, relating to such transactions are merged into and superseded by this Contract and any effective transaction(s). This Contract may be amended only by a writing executed by both parties.
14.5. The interpretation and performance of this Contract shall be governed by the laws of the jurisdiction as indicated on the Base Contract, excluding, however, any conflict of laws rule which would apply the law of another jurisdiction.
14.6. This Contract and all provisions herein will be subject to all applicable and valid statutes, rules, orders and regulations of any governmental authority having jurisdiction over the parties, their facilities, or Gas supply, this Contract or transaction or any provisions thereof,
14.7. There is no third party beneficiary to this Contract.
14.8. Each party to this Contract represents and warrants that it has full and complete authority to enter into and perform this Contract. Each person who executes this Contract on behalf of either party represents and warrants that it has full and complete authority to do so and that such party will be bound thereby.
14.9. The headings and subheadings contained in this Contract are used solely for convenience and do not constitute a part of this Contract between the parties and shall not be used to construe or interpret the provisions of this Contract.
14.10. Unless the parties have elected on the Base Contract not to make this Section 14.10 applicable to this Contract, neither party shall disclose directly or indirectly without the prior written consent of the other party the terms of any transaction to a third party (other than the employees, lenders, royalty owners, counsel, accountants and other agents of the party, or prospective purchasers of all or substantially all of a party’s assets or of any rights under this Contract, provided such persons shall have agreed to keep such terms confidential) except (i) in order to comply with any applicable law, order, regulation, or exchange rule, (ii) to the extent necessary for the enforcement of this Contract, (iii) to the extent necessary to implement any transaction, or (iv) to the extent such information is delivered to such third party for the sole purpose of calculating a published index. Each party shall notify the other party of any proceeding of which it is aware which may result in disclosure of the terms of any transaction (other than as permitted hereunder) and use reasonable efforts to prevent or limit the disclosure. The existence of this Contract is not subject to this confidentiality obligation. Subject to Section 13, the parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with this confidentiality obligation. The terms of any transaction hereunder shall be kept confidential by the parties hereto for one year from the expiration of the transaction.
In the event that disclosure is required by a governmental body or applicable law, the party subject to such requirement may disclose the material terms of this Contract to the extent so required, but shall promptly notify the other party, prior to disclosure, and shall cooperate (consistent with the disclosing party’s legal obligations) with the other party’s efforts to obtain protective orders or similar restraints with respect to such disclosure at the expense of the other party.
14.11. The parties may agree to dispute resolution procedures in Special Provisions attached to the Base Contract or in a Transaction Confirmation executed in writing by both parties.

Copyright © 2002 North American Energy Standards Board, Inc. All Rights Reserved	NAESB Standard 6.3.1 April 19, 2002

DISCLAIMER; The purposes of this Contract are to facilitate trade, avoid misunderstandings and make more definite the terms of contracts of purchase and sale of natural gas. Further, NAESB does not mandate the use of this Contract by any party. NAESB DISCLAIMS AND EXCLUDES, AND ANY USER OF THIS CONTRACT ACKNOWLEDGES AND AGREES TO NAESB’S DISCLAIMER OF, ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THIS CONTRACT OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE (WHETHER OR NOT NAESB KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. EACH USER OF THIS CONTRACT ALSO AGREES THAT UNDER NO CIRCUMSTANCES WILL NAESB BE LIABLE FOR ANY DIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY USE OF THIS CONTRACT.

Copyright © 2002 North American Energy Standards Board, Inc. All Rights Reserved	NAESB Standard 6.3.1 April 19, 2002

ADDENDUM TO THE
Base Contract for Sale and Purchase of Natural Gas (NAESB)
Between ENERVEST / CGAS EXPLORATION, INC. and
WPS Energy Services, Inc.
dated
October 9, 2003
The above-referenced Base Contract for Sale and Purchase of Natural Gas (the “Base Contract”) between Enervest / CGAS Exploration, Inc. and WPS Energy Services, Inc. is hereby amended and revised as follows, effective as of the date of the Base Contract:
1.	Section 2.8 is deleted and replaced with the following; “Contract Price” shall mean the amount expressed in U.S. Dollars per MMBtu, or U.S. Dollars per MCF, to be paid by Buyer to Seller for the purchase of Gas as agreed to by the parties in a transaction.

2.	Section 3.5. Add the following as a new Section 3.5 to the Base Contract: 3.5 Notwithstanding, and in addition to, the remedies provided pursuant to Section 3.2, if Seller or Buyer breaches a Firm obligation to deliver or receive Gas, and such breach is not excused under Section 11 (Force Majeure] or by the other party’s failure to perform, then an Event of Default shall be deemed to have occurred with respect to the breaching party and, upon three (3) Business Days’ prior Notice, and for so long as the breaching party fails to perform, the non-breaching party shall have the right to suspend its performance under any or all transactions and/or to terminate and liquidate the transactions under the Contract, in the manner provided in Section 10.3.

3.	Section 7.1. Delete Section 7.1 and replace with the following: On or about the 1st day of the second month following delivery, Buyer shall receive from Transporter via facsimile, U.S. mail or electronic communication, Natural Gas Payment Statement(s) showing the volumes of gas Seller delivered to the Delivery Points.

4.	Section 7.2. Delete Section 7.2 and replace with the following: Buyer shall remit amounts due for the volumes delivered, in immediately available funds, on or before the tenth (10th) day after receipt of the Natural Gas Payment Statement(s); provided that if the fifteenth day after receipt of the Pipeline Transporter statement(s) is not a Business Day, payment is due on the next Business Day following that date. In the event any payments are due Buyer hereunder, payment to Buyer shall be made in accordance with this Section 7.2.

5.	Section 7.4. Delete Section 7.4 and replace with the following: If either party, in good faith, disputes the amount paid or invoiced, the disputing party shall pay the amount it concedes to be correct; provided, however, the disputing party must provide supporting documentation acceptable in industry practice to support the amount unpaid or disputed. In the event the parties are unable to resolve such dispute, either party may pursue any remedy available at law or in equity to enforce its rights.

6.	Section 7.5 In the first line, replace the words “the invoiced” with “either”.

7.	Section 10.1. In the fourth line, insert the words “and from an issuer” between “term” and “reasonably”. Delete “(including the issuer of any such security)” from the last sentence.

8.	Section 10.3.1 [Early Termination Damages Apply]. Insert the following at the beginning of line 11 of the second paragraph, immediately before the words “shall be considered”: “, if the exercise of that option would be economically reasonable for the party holding the option,”, In the last line of the second paragraph, replace the words “determined by the Non-Defaulting Party in a commercially reasonable manner” with “the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal”.

Copyright © 2002 North American Energy Standards Board, Inc. All Rights Reserved	NAESB Standard 6.3.1 April 19, 2002

9.	Section 10.3.2 [Other Agreement Setoffs Apply]. In line 4, insert “any Adequate Assurance of Performance held by it or” after the word “against”.

10.	Section 10.3.3. In the last sentence, replace the words “in a commercially reasonable manner determined by the Non-Defaulting Party” with “using as a discount rate the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal”.

11.	Section 10.8. Add the following as a new Section 10.8 to the Base Contract:
10.8	a. Events that may give a party (the “Requesting Party”) “reasonable grounds for insecurity regarding the performance of any obligation under the Contract” by the other party (the “Posting Party”) for purposes of Section 10.1 include, but are not limited to, the following:
The Requesting Party has knowledge that the Posting Party (or its guarantor, if applicable) is defaulting under other material contracts or transactions (including, but not limited to, contracts or transactions with third parties);
The Posting Party has exceeded any credit or trading limit set out in a Transaction Confirmation or other agreement between the Posting Party and the Requesting Party;
The Posting Party or its guarantor has a corporate or debt rating which is (a) rated as investment grade at the time the Posting Party enters into a transaction hereunder and that rating falls below investment grade according to at least one nationally-recognized rating agency, or (b) rated below investment grade at the time the Posting Party enters into a transaction hereunder and that rating is downgraded further by at least one nationally-recognized rating agency;
Other material adverse change(s) in the Posting Party’s financial condition occur;
Substantial change(s) in market prices occur that may, either alone or in the aggregate, materially and adversely impact the Posting Party’s ability to perform under the Contract or any transaction hereunder; and
Any Adequate Assurance of Performance previously posted by the Posting Party is due to expire within twenty (20) calendar days.
b.	On any Business Day, the Posting Party may, if it in good faith and reasonably believes it should be entitled to reduce the amount of Adequate Assurance of Performance previously provided by it to the Requesting Party, request that such Adequate Assurance of Performance be reduced or returned by the Requesting Party. In such an event, if and to the extent the Requesting Party’s reasonable grounds for insecurity regarding the performance by the Posting Party of any obligation under this Contract have been mitigated or eliminated, the Requesting Party shall reduce or return an appropriate amount of such Adequate Assurance of Performance within five (5) Business Days after receipt of the Posting Party’s request.

UNDERSTOOD AND AGREED:

WPS Energy Services, Inc.		Enervest / CGAS Exploration, Inc.

By:	/s/ Darrell Bragg	By:	/s/ Keneth Mariaw

Name:	Darrell Bragg	Name:	Keneth Mariaw

Title:	Vice President	Title:	Exec VP - Exploration

Copyright © 2002 North American Energy Standards Board, Inc. All Rights Reserved	NAESB Standard 6.3.1 April 19, 2002

EXHIBIT C
TRANSACTION CONFIRMATION
FOR IMMEDIATE DELIVERY

Date: September 29, 2005
This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated October 9, 2003. The terms of this Transaction Confirmation are binding unless disputed in writing within 2 Business Days of receipt unless otherwise specified in the Base Contract.

SELLER:	BUYER:
Enervest Operating L.L.C.	WPS Energy Services, Inc.
1064 Old Route 33	6737 North High Street, Ste 314
Weston, WV 26452-7722	Worthington, OH 43215
Attn: Ken Mariani	Attn: Darrell Bragg
Phone: 304-517-1102 Cell: 304-545-4096	Phone: 614-844-4307
Fax: 304-517-1107	Fax: 614-844-4305

Contact: Kim George	Contact: Judy Fitz
Phone: 304-517-1102 Fax 304-517-1107	Phone: 614-844-4320 Fax: 614-844-4305
Contract Price: Index plus Basis less Fees per MCF*.
Index shall mean a price equal to the Henry Hub natural gas futures contract at expiration for the delivery month as traded on and published by the New York Mercantile Exchange, per MCF*.
Basis shall be priced equal to $1.02 per MCF*
Fees shall mean the gathering, enhancement, and other charges billed directly to Buyer for payment on behalf of Seller.
Delivery Period: Begin: November 2005             End: March 2007
Performance Obligation and Contract Quantity: (Select One)

Firm (Fixed Quantity):	Firm (Variable Quantity):	Interruptible:
MMBtus/day	MMBtus/day Minimum	☑ All Volumes in MCF/Mo.
☐ EFP	MMBtus/day Maximum	BEST EFFORTS
subject to Section 4.2. at election of
☐ Buyer or ☐ Seller
Delivery Point(s): Dominion East Ohio Meter Numbers: See attached list
Special Provisions:

*	The Contract Price Is per recalculated MCF based on the BTU enhancement program established by DEOG (currently a 1.115 BTU factor). In the event that DEOG modifies the BTU factor, the MCF recalculation will be adjusted to account for that modification.

Seller:	Keneth Mariaw	Buyer:	Darrell Bragg

By:	/s/ Keneth Mariaw	By:	/s/ Darrell Bragg

Title:	VP	Title:	VICE PRESIDENT

Date:	10/6/05	Date:	10/17/05

Copyright © 2002 North American Energy Standards Board, Inc. All Rights Reserved	NAESB Standard 6.3.1 April 19, 2002

Enervest
Existing and New Meters to WPS, 11/05
NEW show Measured (unadjusted) Volumes

MeterNumber	Average
5024	286
5138	310
5905	443
6255	755
A204	423
A256	757
A269	736
A713	243
A735	669
A744	374
B177	368
B135
B253	349
B271	258
C104
C105
C155
C159	281
C233	265
C360
C361
C375
C377
C510	279
C717
C780	464
C816	458
C868	306
D086
D145
D179	292
D489	666
D519	338
D686	377
E351
E418	534
E450
E471
E503
E505
E628
E648	1028
E669
E670
E680
E773
E774
E784
E800	633
E827	1062
E834
E912
E996
E998
F001
F006
F008	559
F017	364
F041
F056
F105
F144
F162
F165
F202
F227
F255
F260
F285	307
G074
G080	357
G087	385
G264
G265
G357	381
G465	290
G694	337
G695	580
G709	641
G739	481
G756	489
G784	323
G812	359
H015
H096	416
H194
H195	494
H389	531
H524
H544
H644
H645
H731	380
J089	312
J190
J220	755
J304
J316
J356	368
J398	259
J435
J457
J638
J653	479
J882
K486
K525	858
K547	340
K713
K931	941
R164
R178

Total New	24942

Historical to WPS	68151

Tolal	93093